UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

15 E. Putnam Ave, Suite 378 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

(800) 742 3095

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	SDSTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 7, 2025, Stardust Power Inc. (the “Company”) executed an exclusive license agreement (the “License Agreement”) with KMX Technologies, Inc. (“KMX” or the “Licensor”), a Delaware corporation.

Under the terms of the License Agreement, KMX agreed to irrevocably license to the Company the use of KMX’s vacuum membrane distillation technology (the “VMD Technology”) and associated processes and systems (including units incorporating the VMD Technology (the “KMX VMD Units”)) for the purpose of the Company’s use of the technology in its refining and upstream operations. Among other obligations set forth in the Agreement, the Company shall be required to exclusively purchase all KMX VMD Units from the Licensor during the term of the Agreement on the terms and conditions set forth therein. The License Agreement grants the Company the exclusive right to sub license, use, market, sell and operate KMX’s VMD Technology across the United States, Canada and select international markets.

The Company agreed to pay KMX a royalty comprised of 500,000 shares of Company common stock (the “Royalty Shares”) no later than March 15, 2025. The securities are being offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

The License Agreement shall have a term beginning the Effective Date until either of the following dates as determined by the stock price of the Company’s common stock on the Nasdaq Global Market 240 days following the Effective Date: (i) in the event the Actual Royalty Amount is less than $2,000,000, the second anniversary of the Effective Date; (ii) in the event the Actual Royalty Amount is equal to or greater than $2,000,000 but less than $8,000,000, the fifth anniversary of the Effective Date; or (iii) in the event the Actual Royalty Amount is equal to $8,000,000 or more, the seventh anniversary of the Effective Date. The Company can renew the term of the License Agreement at its sole option upon the expiration of the initial term for an additional five years if the Company acquires three or more KMX VMD units during the initial term. The “Actual Royalty Amount”, as defined in the License Agreement, is determined by the sum of the value of the Royalty Shares remaining unsold by KMX on the date that is 240 days following the date of the License Agreement (the “Effective Date”), plus the gross proceeds from any sales of the Shares prior to such date.

The Company agreed to provide certain registration rights to the Licensor with respect to the Royalty Shares, including piggyback rights, subject to the execution of a definitive agreement by the parties. The Licensor agreed not to sell any Royalty Shares until the earlier to occur of (i) effectiveness of a registration statement covering the Royalty Shares or (ii) the expiration of the relevant holding period pursuant to Rule 144 of the Securities Act of 1933, as amended, and in any event, only in amounts of an aggregate of 62,500 Royalty Shares total during each 30-day period, with the first such period beginning on the earlier to occur of (i) or (ii) above.

The foregoing descriptions of the License Agreement is qualified in its entirety by the License Agreement, which is incorporated by reference and is attached hereto as Exhibit 10.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein. The securities are being offered and sold by the Company pursuant to an exemption from the registration requirements of the Act provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

Item 8.01	Other Events.

On February 10, 2025, the Company issued a press release announcing the entry into the License Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

Exhibit No.	Description

10.1	Exclusive License Agreement between KMX Technologies, Inc. and Stardust Power Inc. dated February 7, 2025

99.1	Press release dated February 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2025

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Chief Executive Officer